UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2015

CSW INDUSTRIALS, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37454 (Commission File Number)	47-2266942 (IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

CSW Industrials, Inc. (“CSWI”), currently a wholly owned subsidiary of Capital Southwest Corporation (“Capital Southwest”), will make a series of presentations to the investment community in anticipation of its spin-off from Capital Southwest. The slides to be used in connection with such presentations are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On September 8, 2015, the Board of Directors of Capital Southwest approved the spin-off of certain of its industrial products businesses through the pro rata distribution of shares of CSWI to holders of Capital Southwest’s common stock at the close of business on September 18, 2015 (the “Share Distribution”). The Share Distribution is expected to be completed on September 30, 2015. For additional information regarding the Share Distribution, see CSWI’s preliminary information statement filed as Exhibit 99.1 to CSWI’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 9, 2015.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	CSWI Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2015

By:	/s/ Joseph B. Armes
	Name:	Joseph B. Armes
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	CSWI Presentation